Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement of Chevron Corporation on Form S-8 of our report dated February 28, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, of Chevron Corporation, which appears in Chevron Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2007.
/s/ PRICEWATERHOUSECOOPERS LLP
San Francisco, California
August 7, 2008